SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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WILSHIRE MUTUAL FUNDS, INC.
__________________________________________________________
(Name of Registrant As Specified In Its Charter)

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IMPORTANT NEWS ABOUT WILSHIRE MUTUAL FUNDS, INC.

April 10, 2025

Dear Shareholder:

We are pleased to inform you that, at the recommendation of Wilshire Advisors LLC (“Wilshire” or the “Adviser”), the Board of Directors of Wilshire Mutual Funds, Inc. (the “Company”) approved a subadvisory agreement between Wilshire and Lord, Abbett & Co. LLC (“Lord Abbett”), dated January 31, 2025.

Pursuant to the agreement, Lord Abbett serves as a new subadviser to the Small Company Growth Portfolio (the “Portfolio”). Los Angeles Capital Management LLC and Ranger Investment Management, L.P continue to serve as subadvisers to the Portfolio. Wilshire continues to serve as the investment adviser to the Company and to oversee the subadvisers of the Portfolio.

Please note that, in reliance on an exemptive order issued by the Securities and Exchange Commission, changes in subadvisers for the Portfolio do not require a shareholder vote. Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy. The purpose of this document is to provide you with certain additional information about these changes that we are required to make available to you.

The next few pages of this document feature more information about the new subadviser, including its investment process and style. Please take a few moments to read the information contained herein and call us at 1-866-591-1568 if you have any questions.

On behalf of the Board of Directors, I thank you for your continued investment in the Portfolio.

                            Sincerely,

                            Jason A. Schwarz
                            Director and President

WILSHIRE MUTUAL FUNDS, INC.

INFORMATION STATEMENT TO THE SHAREHOLDERS OF
SMALL COMPANY GROWTH PORTFOLIO

    This document is an information statement (the “Information Statement”) and is being furnished to shareholders of the Small Company Growth Portfolio (the “Portfolio”, a series of Wilshire Mutual Funds, Inc. (the “Company”), in lieu of a proxy statement pursuant to the terms of an exemptive order issued by the Securities and Exchange Commission (the “SEC”). Wilshire Advisors LLC (“Wilshire” or the “Adviser”) serves as the investment adviser for the Company. The exemptive order permits Wilshire to employ subadvisers, terminate subadvisers and modify subadvisory agreements without prior approval of the Company’s shareholders.

    Under the SEC order, if Wilshire retains a new subadviser(s) or materially changes an existing subadvisory agreement between Wilshire and a subadviser, shareholders of the affected portfolios of the Company are required to be provided an Information Statement explaining any changes and disclosing the aggregate fees paid to the subadvisers of such portfolios as a result of those changes. A copy of the subadvisory agreement with Lord, Abbett & Co. LLC (“Lord Abbett” or the “Subadviser”) on behalf of the Portfolio is attached to this Information Statement as Appendix A.

    The Portfolio will bear the expenses incurred in connection with preparing and mailing this Information Statement to its shareholders. Information on shareholders who owned beneficially 5% or more of the shares of the Portfolio as of February 28, 2025 is set forth in Appendix B. To the knowledge of the Company, the executive officers and Directors of the Company as a group owned less than 1% of the outstanding shares of the Portfolio and the Company as of February 28, 2025.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS
DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR
A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement will be available on the Company’s website at:
 https://advisor.wilshire.com/ProductsServices/MutualFunds/WilshireSmallCompanyGrowthPortfolio.aspx;
until May 10, 2025.

Appointment of Lord Abbett as Subadviser to the Portfolio

    On November 19, 2024, the Board of Directors of the Company (the “Board” and each member individually, a “Director”) approved a subadvisory agreement between Wilshire and Lord Abbett (the “Subadvisory Agreement”). Effective January 31, 2025, Lord Abbett began serving as a new subadviser to the Portfolio.

     Los Angeles Capital Management LLC and Ranger Investment Management, L.P continue to serve as subadvisers to the Portfolio. Wilshire continues to serve as the investment adviser to the Company and to oversee the subadvisers of the Portfolio.

    At the meeting on November 19, 2024, in connection with the review of Wilshire’s proposed subadvisory agreement with Lord Abbett, the Board evaluated information provided by Wilshire and Lord Abbett in accordance with Section 15(c) of the Investment Company Act of 1940, as amended (the “1940 Act”).

    The information that follows outlines the Board’s considerations associated with its approval of the Subadvisory Agreement. In connection with its deliberations regarding the approval of this relationship, the Board considered such information and factors as it believed to be relevant. As described below, the Board considered the nature, extent and quality of the services to be performed by the Subadviser under the proposed subadvisory arrangement; comparative fees as provided by the Subadviser; the profits to be realized by the Subadviser; the extent to which the Subadviser would realize economies of scale as the Portfolio grows; and whether any fall-out benefits would be realized by the Subadviser. In considering these matters, the Board was advised with respect to relevant legal standards by independent legal counsel. In addition, the Directors who are not “interested persons” of the Company as defined in the 1940 Act (the “Independent Directors”) discussed the approval of the Subadvisory Agreement with management and in private sessions with independent legal counsel at which no representatives of the Subadviser were present.

    As required by the 1940 Act, each approval was confirmed by a separate vote of the Independent Directors. As part of its review process, the Independent Directors were represented by independent legal counsel (“Independent Legal Counsel”), from whom the Independent Directors received separate legal advice and with whom they met separately. Independent Legal Counsel reviewed and discussed with the Independent Directors various key aspects of the Directors’ legal responsibilities relating to the proposed approval of the Subadvisory Agreement, and advised the Independent Directors of the relevant legal standards. In deciding to approve the Subadvisory Agreement, the Board did not identify any single factor as controlling and this summary does not describe all of the matters considered. However, the Board concluded that each of the various factors referred to below favored such approval.

    Information Received

    The Board, including the Independent Directors, considered the approval of the Subadvisory Agreement at the Board’s November 19, 2024 meeting. The Directors received information from the Adviser regarding the factors underlying its recommendation to approve the Subadvisory Agreement. The Directors also received information from the Subadviser describing: (i) the nature, extent and quality of services to be provided; (ii) the financial condition of the Subadviser; (iii) the extent to which economies of scale may be realized as the Portfolio grows; (iv) whether fee levels reflect any possible economies of scale for the benefit of a Portfolio’s shareholders; (v) comparisons of services rendered and amounts paid by any comparable advisory clients; and (vi) benefits to be realized by the Subadviser from its relationship with the Portfolio. The Independent Directors also received a memorandum from Independent Legal Counsel describing their duties in connection with advisory contract proposals, and they were assisted in their review by Independent Legal Counsel.

Based upon its evaluation of all materials provided and its determination that it had received sufficient information to make an informed business decision with respect to the Subadvisory Agreement, the Board concluded that it was in the best interests of the Portfolio to approve the Subadvisory Agreement.

    Nature, Extent and Quality of Services

The Board considered the nature, extent and quality of services to be provided under the Subadvisory Agreement. The Board considered the firm’s overall reputation, the qualifications and background of Lord Abbett, the Subadviser, its financial condition, the investment approach of Lord Abbett and methodologies of the Subadviser, the experience and skills of investment personnel to be responsible for the day-to-day management of its a portion of the Portfolio Fund, and the resources made available to such personnel, as well as information regarding how the Subadviser compensates such personnel. The Board also considered information regarding the Subadviser’s disaster recovery, including cybersecurity risk mitigation, and policies with respect to portfolio execution, trading, liquidity risk management oversight and proxy voting. The Board noted that it had received a copy of each Subadviser’s Form ADV, including the brochure (Part 2A), which provides additional information about other products the firm manages and the ownership structure of the firm, among other things. In addition, the Board considered the analysis provided by the Adviser, including the metrics used by the Adviser to evaluate the Subadviser, which concluded that Lord Abbett the Subadviser would provide reasonable services, and recommended had reasonable compliance policies and procedures in place. Also important to the Board’s analysis was the Adviser’s recommendation that the Subadvisory Agreement Fund be approved with respect to the Portfolio.

As part of its evaluation, the Board considered the assessment of the Subadviser’s performance made by the Investment Committee (which is comprised solely of Independent Directors), which also met on November 19, 2024 to review information from the Adviser regarding the process for selecting and recommending the Subadviser. The Investment Committee also received a presentation from representatives of the Subadviser at that meeting.

In connection with its evaluation of the quality of services to be provided by the Subadviser, the Board reviewed information comparing the Subadviser’s annualized net investment performance for managing investment products with a micro-cap growth investment strategy similar to the one to be employed by the Subadviser for the Fund to the Russell Microcap Growth Index for the one-, three-, five- and ten-year periods ended September 30, 2024. The Board noted that the Subadviser outperformed the Russell Microcap Growth Index for the one-, three-, five- and ten-year periods.

After reviewing and considering the foregoing and related factors, the Board concluded that, overall, it was satisfied with the nature, extent and quality of services expected to be provided by the Subadviser to the Fund pursuant to the Subadvisory Agreement.

    Subadvisory Fee

    The Board considered the Subadviser’s proposed subadvisory fee. The Board evaluated the competitiveness of the subadvisory fee based upon data supplied by the Subadviser about the fees charged to other clients. The Board also considered that the subadvisory fee rate was negotiated at arm’s length between the Adviser and the Subadviser, that the Adviser compensates the Subadviser from its fees and that the aggregate advisory fee had been deemed reasonable by the Board. As part of its evaluation of the Subadviser’s fee, the Board noted that the Subadvisor indicated that it did not charge a lower fee to any other similarly managed fund.

    Based upon all of the above, the Board determined that the subadvisory fee was reasonable.

    Profitability to the Subadviser

    The Board noted that the Adviser compensates the Subadviser from its own advisory fees and that the subadvisory fee was negotiated at arm’s length between the Adviser and the Subadviser. In addition, the Board noted that the revenues to the Subadviser would be limited due to the current size of the Portfolio. The Board took these factors into consideration in concluding that the subadvisory fee was reasonable.

    Economies of Scale

    The Board considered whether there may be economies of scale with respect to the subadvisory services to be provided to the Portfolio and whether the subadvisory fee reflects such economies of scale through breakpoints in fees. The Board also considered whether the subadvisory fee rate under the Subadvisory Agreement is reasonable in relation to the asset size of the Portfolio. The Board concluded that the fee schedule under the Subadvisory Agreement reflects an appropriate recognition of any economies of scale.

    Fall-Out Benefits

    The Board also considered the character and amount of other incidental benefits to be received by the Subadviser. The Board considered the Subadviser’s soft dollar practices. The Board concluded that, taking into account any such other benefits, the subadvisory fee to be charged under the Subadvisory Agreement was reasonable.

    Conclusion

    Based upon all of the information considered and the conclusions reached, the Board determined that the terms of the Subadvisory Agreement are fair and reasonable, and that the approval of the Subadvisory Agreement is in the best interests of the Portfolio.

Lord Abbett

    Lord Abbett serves as a subadviser to a portion of the Small Company Growth Portfolio. Lord Abbett uses fundamental analysis to look for micro-cap companies that Lord Abbett believes have the potential for more rapid growth than the overall economy. Lord Abbett seeks to identify micro-cap companies that generally exhibit faster-than-average gains in earnings and that the portfolio management team expects to continue profit growth at a high level. Lord Abbett evaluates companies based on an analysis of their financial statements, products and operations, market sectors and interviews with management. The investment team may also consider the risks and return potential presented by environmental, social, and governance factors in investment decisions. Lord Abbett may engage in active and frequent trading of the portfolio securities in the portion of the Portfolio it subadvises. Lord Abbett may sell a security when the portfolio management team believes the security is less likely to benefit from the current market and economic environment, shows signs of deteriorating fundamentals, no longer meets its investment criteria, to increase cash, or to satisfy redemption requests, among other reasons. In considering whether to sell a security, Lord Abbett may evaluate factors including, but not limited to, the condition of the economy, changes in the issuer’s competitive position or financial condition, changes in the outlook for the issuer’s industry or the portfolio management’s team valuation target for the security.
    Wilshire has entered into a subadvisory agreement with Lord Abbett, effective January 31, 2025, to manage a portion of the Small Company Growth Portfolio, subject to the supervision of Wilshire and the Board. Lord Abbett is located at 30 Hudson Street, Jersey City, NJ 07302. Founded in 1929, Lord Abbett manages one of the nation’s oldest mutual fund complexes. As of December 31, 2024, Lord Abbett managed approximately $219.1 billion in assets under management. Lord Abbett’s investment team consists of F. Thomas O’Halloran, Matthew R. DeCicco, and Vernon T. Bice.

    F. Thomas O’Halloran heads Lord Abbett’s team for the Small Company Growth Portfolio. Mr. O’Halloran joined Lord Abbett in 2001. Additional members of the Portfolio’s team are Matthew R. DeCicco and Vernon T. Bice. Messrs.

DeCicco and Bice joined Lord Abbett in 1999 and 2011, respectively.

Aggregate Fees

    All subadvisory fees are paid by Wilshire and not the Portfolio. The fee paid by Wilshire to Lord Abbett depends on the fee rates negotiated by Wilshire and on the percentage of the assets of the Portfolio allocated by Wilshire to Lord Abbett. Because Wilshire pays the subadvisers’ fees out of its own fees received from the Portfolio, there is no “duplication” of advisory fees paid.

Small Company Growth Portfolio

    Wilshire’s annual advisory fee for the Portfolio is 0.85% on the first $1 billion of portfolio assets and 0.75% on portfolio assets in excess of $1 billion. The Portfolio’s advisory fee is based on its average daily net assets, computed daily and payable monthly. For the fiscal year ended December 31, 2024, the Portfolio paid Wilshire $73,097 in net advisory fees, which amount represented $213,498 in advisory fees accrued for the fiscal year ended December 31, 2024, $0 in investment advisory fees recouped from prior advisory fees waived or expenses reimbursed, and $140,401 in advisory fees waived or expenses reimbursed by the Adviser.

    For the fiscal year ended December 31, 2024, the aggregate subadvisory fees paid by Wilshire to all subadvisers with respect to the Portfolio totaled $106,497. These aggregate subadvisory fees represented 0.42% of the average net assets of the Portfolio as of the fiscal year ended December 31, 2024.

    For the fiscal year ended December 31, 2024, the aggregate subadvisory fees that would have been paid by Wilshire if the Subadvisory Agreement were in effect with respect to the Portfolio are less than the fees paid by Wilshire to all subadvisers in 2024 ($103,727).

Terms of the Subadvisory Agreement

    The Subadvisory Agreement will continue in effect with respect to the Portfolio until August 31, 2026, unless sooner terminated as provided in certain provisions contained in the Subadvisory Agreement. The Subadvisory Agreement will continue in effect from year to year thereafter with respect to the Portfolio so long as the Subadvisory Agreement is specifically approved at least annually in the manner required by the 1940 Act and the rules, regulations and any exemptive relief thereunder.

    The Subadvisory Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act) and may be terminated at any time without payment of any penalty by Wilshire or Lord Abbett on 60 days’ prior written notice to the other party. The Subadvisory Agreement may be terminated by the Portfolio by action of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio (as defined by the 1940 Act) on 60 days’ written notice to Lord Abbett by the Portfolio. The Subadvisory Agreement may also be terminated at any time without payment of any penalty by Wilshire, the Board or a vote of the majority of outstanding voting securities of the Portfolio in the event Lord Abbett has taken any action which results in a material breach of the covenants of Lord Abbett under the Subadvisory Agreement. The Subadvisory Agreement will automatically terminate with respect to the Portfolio if the Investment Advisory Agreement between Wilshire and the Portfolio is terminated, assigned or not renewed.

Additional Disclosure Regarding Lord Abbett

    The following information was provided by Lord Abbett regarding the funds for which Lord Abbett acts as adviser and which have investment objectives and strategies similar to that of the portion of the Portfolio to be managed by Lord Abbett.

Account Name	Approximate Net Assets (millions) (as of December 31, 2024)	Fee Rate (% of average daily net assets)
Empower Small Cap Growth Fund	$22.6	0.90%
EQ Advisors Trust 1290 VT Micro Cap	$87.3	0.83%

The names and principal occupations of the principal executive officers and each director of Lord Abbett are listed below. The address for each such officer or director is 30 Hudson Street, Jersey City, NJ 07302.

Name of Officer or Director	Principal Occupation
Douglas B. Sieg	Managing Partner
Angela Fannon	Chief Financial Officer
Mary Ann Picciotto	Global Chief Compliance Officer
Randy Stuzin	Chief Legal Officer

Distributor and Administrator

    Pursuant to a Distribution Agreement, Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101, is the distributor for the continuous offering of shares of the Portfolio and acts as agent of the Portfolio in the sale of the shares. U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin, 53202, serves as administrator.

Householding

    If possible, depending on shareholder registration and address information, and unless you have otherwise opted out, only one copy of the Notice Regarding Internet Availability of this Information Statement will be sent to shareholders at the same address. If you would like to receive a separate copy of the Notice Regarding Internet Availability of this Information Statement, please call 1-866-591-1568. If you currently receive multiple copies of notices, Information Statements, proxy statements or shareholder reports and would like to request to receive a single copy of documents in the future, please call 1-866-591-1568 or write to the Wilshire Funds c/o U.S. Bank Global Fund Services at P.O. Box 701, Milwaukee, Wisconsin 53201-0701.

Other Information

THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF THE MOST RECENT ANNUAL REPORT AND SEMI-ANNUAL REPORT TO SHAREHOLDERS OF EACH PORTFOLIO UPON REQUEST. REQUESTS FOR SUCH REPORTS SHOULD BE DIRECTED TO WILSHIRE FUNDS C/O U.S. BANK GLOBAL FUND SERVICES P.O. BOX 701, MILWAUKEE, WISCONSIN 53201-0701, OR BY CALLING 1-866-591-1568.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THIS
INFORMATION STATEMENT:

The Information Statement is available at:
 https://advisor.wilshire.com/ProductsServices/MutualFunds/WilshireSmallCompanyGrowthPortfolio.aspx;

APPENDIX A
INVESTMENT SUB-ADVISORY AGREEMENT
This Investment Sub-Advisory Agreement (“Agreement”) is made as of January 31, 2025 (the “Effective Date”) by and between Wilshire Advisors LLC, a Delaware limited liability company (“Adviser”), and Lord, Abbett & Co. LLC, a registered investment adviser (“Sub-Adviser”).
Whereas Adviser is the investment adviser of the Wilshire Mutual Funds, Inc. (the “Fund”), an open-end diversified, management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”), currently consisting of seven separate series or portfolios (collectively, the “Fund Portfolios”) including the Large Company Growth Portfolio, the Large Company Value Portfolio, the Small Company Growth Portfolio, the Small Company Value Portfolio, the FT Wilshire 5000 Index Fund, the Wilshire International Equity Fund and the Wilshire Income Opportunities Fund;
Whereas Adviser desires to retain Sub-Adviser to furnish investment advisory services for the Fund Portfolio(s) as described in Exhibit 1 – Fund Portfolio Listing, as may be amended from time to time, and Sub-Adviser wishes to provide such services, upon the terms and conditions set forth herein;
Now Therefore, in consideration of the mutual covenants herein contained, the parties agree as follows:
1.Appointment. Adviser hereby appoints Sub-Adviser to provide certain sub-investment advisory services to each Fund Portfolio described in Exhibit 1 for the period and on the terms set forth in this Agreement. Sub-Adviser hereby accepts such appointment and agrees to furnish the services set forth for the compensation herein provided.
2.Sub-Adviser Services. Subject always to the supervision of the Fund’s Board of Directors and Adviser, Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, such portion of the assets of each Fund Portfolio as Adviser shall from time to time designate (each a “Portfolio Segment”) and place all orders for the purchase and sale of securities on behalf of each Portfolio Segment. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Fund and each Fund Portfolio and will monitor a Portfolio Segment’s investments, and will comply with the provisions of the Fund’s Articles of Incorporation and By-laws, as amended from time to time, and the stated investment objectives, policies and restrictions of each Fund Portfolio as set forth in the prospectus and Statement of Additional Information for each Fund Portfolio, as amended from time to time, as well as any other objectives, policies or limitations as may be provided by Adviser to Sub-Adviser in writing from time to time reasonably in advance prior to their effectiveness. For the avoidance of doubt, the Adviser and the Fund understand that the Sub-Adviser will manage each Portfolio Segment in accordance with the investment limitations and other restrictions under the 1940 Act as if the Portfolio Segment constituted a separate investment company registered under the 1940 Act.
Sub-Adviser will provide reports at least quarterly to the Board of Directors and to Adviser. Sub-Adviser will make its officers and employees available to Adviser and the Board of Directors from time to time at reasonable times to review investment policies of each Fund Portfolio with respect to each Portfolio Segment and to consult with Adviser regarding the investment affairs of each Portfolio Segment.
Sub-Adviser agrees that it:
(a)will use the same skill and care in providing such services as are required to provide services to fiduciary accounts;
(b)will conform with all applicable provisions of the 1940 Act and rules and regulations of the Securities and Exchange Commission in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable laws and regulations of any governmental authority pertaining to its investment advisory activities, including all portfolio diversification requirements necessary for each Portfolio Segment to comply with subchapter M of the Internal Revenue Code as if each were a regulated investment company thereunder;
(c)to the extent authorized by Adviser in writing, and to the extent permitted by law, will execute purchases and sales of portfolio securities and other investments for each Portfolio Segment through brokers or dealers designated by management of the Fund to Adviser for the purpose of providing direct benefits to the Fund, provided that Sub-Adviser determines that such brokers or dealers will provide best execution in view of all appropriate factors, and is hereby authorized as the agent of the Fund to give instructions to the Fund’s custodian as to deliveries of securities or other investments and payments of cash of each Portfolio Segment to such brokers or dealers for the account of the relevant Fund Portfolio. Adviser and the Fund understand that the brokerage commissions or transaction costs in such transactions may be higher than those which the Sub-Adviser could obtain from another broker or dealer, in order to obtain such benefits for the Fund;
Appendix A - 1

(d)is authorized to and will select all other brokers or dealers that will execute the purchases and sales of portfolio securities for each Portfolio Segment and is hereby authorized as the agent of the Fund to give instructions to the Fund’s custodian as to deliveries of securities or other investments and payments of cash of each Portfolio Segment for the account of each Fund Portfolio. In making such selection, Sub-Adviser is directed to use its best efforts to obtain best execution, which includes most favorable net results and execution of a Portfolio Segment’s orders, taking into account all appropriate factors, including, but not limited to, price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. With respect to transactions under sub-paragraph (c) or this sub-paragraph (d), it is understood that Sub-Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or in respect of any Fund Portfolio, or be in breach of any obligation owing to the Fund or in respect of any Fund Portfolio under this Agreement, or otherwise, solely by reason of its having caused a Fund Portfolio to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction of a Fund Portfolio in excess of the amount of commission another member of an exchange, broker or dealer would have charged if Sub-Adviser determined in good faith that the commission paid was reasonable in relation to the brokerage and research services provided by such member, broker, or dealer, viewed in terms of that particular transaction or Sub-Adviser’s overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion. The Adviser may, from time to time, engage other sub-advisers to advise portions of a Fund Portfolio other than the Portfolio Segment. The Sub-Adviser agrees that it will not consult with any other sub-adviser engaged by the Adviser with respect to transactions in securities or other assets concerning a Fund Portfolio, except to the extent permitted by certain exemptive rules under the 1940 Act that permit certain transactions with a sub-adviser or its affiliates;
(e)is authorized to consider for investment by each Portfolio Segment securities that may also be appropriate for other funds and/or clients served by Sub-Adviser. To assure fair treatment of each Portfolio Segment and all other clients of Sub-Adviser in situations in which two or more clients’ accounts participate simultaneously in a buy or sell program involving the same security, such transactions will be allocated among each Portfolio Segment and other clients in a manner deemed equitable by Sub-Adviser. Sub-Adviser is authorized to aggregate purchase and sale orders for securities held (or to be held) in each Portfolio Segment with similar orders being made on the same day for other client accounts or portfolios managed by Sub-Adviser. When an order is so aggregated, the actual prices applicable to the aggregated transaction will be averaged and each Portfolio Segment and each other account or portfolio participating in the aggregated transaction will be treated as having purchased or sold its portion of the securities at such average price, and all transaction costs incurred in effecting the aggregated transaction will be shared on a pro-rata basis among the accounts or portfolios (including each Portfolio Segment) participating in the transaction. Adviser and the Fund understand that Sub-Adviser may not be able to aggregate transactions through brokers or dealers designated by Adviser with transactions through brokers or dealers selected by Sub-Adviser, in which event the prices paid or received by each Portfolio Segment will not be so averaged and may be higher or lower than those paid or received by other accounts or portfolios of Sub-Adviser;
(f)will report regularly to Adviser and to the Board of Directors and will make appropriate persons available for the purpose of reviewing with representatives of Adviser and the Board of Directors on a regular basis at reasonable times the management of each Portfolio Segment, including without limitation, review of the general investment strategies of each Portfolio Segment, the performance of each Portfolio Segment in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace, and will provide various other reports from time to time as reasonably requested by Adviser;
(g)will prepare such books and records with respect to each Portfolio Segment’s securities transactions as reasonably requested by Adviser and will furnish Adviser and the Fund’s Board of Directors such periodic and special reports as the Board or Adviser may reasonably request;
(h)will vote all proxies with respect to securities in each Portfolio Segment in a manner deemed by the Sub-Adviser to be in the best interests of a Portfolio Segment pursuant to the Sub-Adviser's proxy voting policies and procedures;
(i)will act upon reasonable instructions from Adviser which, in the reasonable determination of Sub-Adviser, are not inconsistent with Sub-Adviser’s fiduciary duties under this Agreement; and
(j)is authorized with respect to the Portfolio Segment to enter into agreements and execute any documents (e.g., any derivatives documentation such as exchange traded and over-the-counter, as applicable) and take any other actions required to provide its investment advisory services to the Portfolio Segment, which shall include any market and/or industry standard documentation and the standard representations contained
Appendix A - 2

therein.
The Sub-Adviser will not advise or act for the Fund or the Fund Portfolio in any lawsuits or other legal actions or proceedings or any other matter involving the Fund or the Fund Portfolio or issuers of securities held by the Fund or the Fund Portfolio. The Sub-Adviser shall not have the obligation to commence or defend any lawsuits or other legal actions or proceedings or any other matter on behalf of the Adviser, the Fund or the Fund Portfolio brought by or against third parties, including those brought by or against the Adviser, the Fund or the Fund Portfolio relating to securities purchased by the Portfolio Segment. Notwithstanding the foregoing, the Sub-Adviser shall have the authority to participate in workouts, restructurings, and bankruptcy proceedings involving securities held by the Portfolio Segment during the term of the Agreement on behalf of the Adviser, the Fund or the Fund Portfolio, including, without limitation, participation that involves the execution, delivery and filing of notices, certificates, consents, directions, ballots and other corporate actions, pleadings, motions, and the like.
3.Expenses. During the term of this Agreement, Sub-Adviser will provide the office space, furnishings, equipment and personnel required to perform its activities under this Agreement, and will pay all customary management expenses incurred by it in connection with its activities under this Agreement, which shall not include the cost of securities (including brokerage commissions, transactional fees, interest expenses and taxes, if any) purchased for each Portfolio Segment. The Fund or the Adviser shall bear all other expenses incurred in the operation of the Fund, each Fund Portfolio, and/or each Portfolio Segment. Notwithstanding the foregoing, Sub-Adviser agrees to bear reasonable and documented Fund Portfolio expenses caused by an assignment or change in control of the Sub-Adviser, such expenses including but not limited to preparing, printing, and mailing to shareholders of information statements or stickers to or complete prospectuses or statements of additional information. Sub-Adviser also agrees to bear reasonable and documented costs and expenses incurred by Adviser in connection with third party document requests or subpoenas for production of information relating to the services provided by Sub-Adviser hereunder; provided, however, that nothing in the foregoing clause impairs Sub-Adviser's ability to raise objections to subpoenas or other third-party document requests, including but not limited to objections based on scope, discoverability, and attorney-client privilege.
4.Compensation. For the services provided and the expenses assumed under this Agreement, Adviser will pay Sub-Adviser, and Sub-Adviser agrees to accept as full compensation therefore, a sub-advisory fee computed and paid as set forth in Exhibit 2 - Fee Schedule.
5.Other Services. Sub-Adviser will for all purposes herein be deemed to be an independent contractor and will, unless otherwise expressly provided or authorized, have no authority to act for or represent Adviser, the Fund or a Fund Portfolio or otherwise be deemed an agent of Adviser, the Fund or a Fund Portfolio. Adviser understands and has advised the Fund’s Board of Directors that Sub-Adviser may act as an investment adviser or sub-investment adviser to other investment companies and other advisory clients. Sub-Adviser understands that during the term of this Agreement Adviser may retain one or more other sub-advisers with respect to any portion of the assets of a Fund Portfolio other than each Portfolio Segment.
6.Affiliated Broker. Sub-Adviser or an affiliated person of Sub-Adviser may act as broker for each Fund Portfolio in connection with the purchase or sale of securities or other investments for each Portfolio Segment, subject to: (a) the requirement that Sub-Adviser seek to obtain best execution as set forth above; (b) the provisions of the Investment Advisers Act of 1940, as amended (the “Advisers Act”); (c) the provisions of the Securities Exchange Act of 1934, as amended; and (d) other applicable provisions of law. Subject to the requirements of applicable law and any procedures adopted by the Fund’s Board of Directors, Sub-Adviser or its affiliated persons may receive brokerage commissions, fees or other remuneration from the Fund Portfolio or the Fund for such services in addition to Sub-Adviser’s fees for services under this Agreement.
7.Representations of Sub-Adviser. Sub-Adviser is registered with the Securities and Exchange Commission under the Advisers Act. Sub-Adviser shall remain so registered throughout the term of this Agreement and shall notify Adviser immediately if Sub-Adviser ceases to be so registered as an investment adviser. Sub-Adviser: (a) is duly organized and validly existing under the laws of the state of its organization with the power to own and possess its assets and carry on its business as it is now being conducted, (b) has the authority to enter into and perform the services contemplated by this Agreement, (c) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement, (d) has met, and will continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, and the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform its services under this Agreement, (e) will promptly notify Adviser of the occurrence of any event that would disqualify it from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act, and (f) will notify Adviser of any change in control of the Sub-Adviser within a reasonable time after such change.
8.Books and Records. Sub-Adviser will maintain, in the form and for the period required by Rule 31a-2 under the 1940
Appendix A - 3

Act, all records relating to each Portfolio Segment’s investments that are required to be maintained by the Fund pursuant to the requirements of paragraphs (b)(5), (b)(6), (b)(7), (b)(9), (b)(10) and (f) of Rule 31a-1 under the 1940 Act. Sub-Adviser agrees that all books and records which it maintains for each Fund Portfolio or the Fund are the property of the Fund and further agrees to surrender promptly to the Adviser or the Fund any such books, records or information upon the Adviser’s or the Fund’s request (provided, however, that Sub-Adviser may retain copies of such records). All such books and records shall be made available, within a reasonable period of time of a written request, to the Fund’s accountants or auditors during regular business hours at Sub-Adviser’s offices. Adviser and the Fund or either of their authorized representatives shall have the right to copy any records in the possession of Sub-Adviser which pertain solely to each Fund Portfolio or the Fund. Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, all such books, records or other information shall be returned to Adviser or the Fund (provided, however, that Sub-Adviser may retain copies of such records as required by law).
Sub-Adviser agrees that it will not disclose or use any records or confidential information obtained pursuant to this Agreement in any manner whatsoever except as authorized in this Agreement or in writing by Adviser or the Fund, or if such disclosure is requested by or through, or related to a judicial, administrative, governmental or self-regulatory organization process, investigation, inquiry or proceeding, or otherwise required by applicable law. Sub-Adviser may disclose the investment performance of each Portfolio Segment, provided that such disclosure does not reveal the identity of Adviser, each Fund Portfolio or the Fund or the composition of each Portfolio Segment. Sub-Adviser may, disclose that Adviser, the Fund and each Fund Portfolio are its clients; provided, however, that Sub-Adviser will not advertise or market its relationship with Adviser or the Fund or issue press releases regarding such relationships without the express written prior consent of Adviser. Notwithstanding the foregoing, Sub-Adviser may disclose (i) the investment performance of each Portfolio Segment to Fund officers and trustees and other service providers of the Fund, and (ii) any investment performance that is public information to any person.
9.Code of Ethics. Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide Adviser and the Fund with a copy of such code. Within 35 days of the end of each calendar quarter during which this Agreement remains in effect, the chief compliance officer (or a designee) of Sub-Adviser shall certify to Adviser or the Fund that Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous quarter and that there have been no material violations of Sub-Adviser’s code of ethics or, if any violation has occurred that is material to the Fund, to the best of the Sub-Adviser's knowledge, the nature of such violation and of the action taken in response to such violation.
10.Limitation of Liability.
(a) Neither Sub-Adviser nor any of its partners, officers, stockholders, agents or employees shall have any liability to Adviser, the Fund or any shareholder of the Fund for any error of judgment, mistake of law, or loss arising out of any investment, or for any other act or omission in the performance by Sub-Adviser of its duties hereunder, except for liability resulting from willful misfeasance, bad faith, or gross negligence on Sub-Adviser’s part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement, except to the extent otherwise provided in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.
(b) Sub-Adviser agrees to indemnify and defend Adviser, its officers, directors, employees and any person who controls Adviser for any loss or expense (including reasonable attorneys’ fees) arising out of or in connection with any claim, demand, action, suit or proceeding relating to any material misstatement or omission in the Fund’s registration statement, any proxy statement, or any communication to current or prospective investors in each Fund Portfolio, if such material misstatement or omission was made in reliance upon and in conformity with written information furnished by Sub-Adviser and provided to Adviser or the Fund by Sub-Adviser.
(c) Adviser agrees to indemnify and defend Sub-Adviser, its officers, directors, employees and any person who controls Sub-Adviser for any loss or expense (including reasonable attorneys’ fees) arising out of or in connection with any claim, demand, action, suit or proceeding relating to any material misstatement or omission in the Fund’s registration statement, any proxy statement, or any communication to current or prospective investors in each Fund Portfolio, provided, however, that the Sub- Adviser shall not be entitled to such indemnification with respect to any loss or expense which was determined by a court of competent jurisdiction to be caused by willful misfeasance, gross negligence or fraud of the Sub-Adviser or by any material misstatement or omission by the Sub-Adviser with respect to which Sub-Adviser is obligated to indemnify and defend the Adviser under (b) above.
11.Term and Termination. This Agreement shall become effective with respect to each Portfolio Segment on the Effective Date and shall remain in full force until August 31, 2026, unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter with respect to each Fund Portfolio, but only as
Appendix A - 4

long as such continuance is specifically approved for each Fund Portfolio at least annually in the manner required by the 1940 Act and the rules, regulations and any exemptive relief thereunder; provided, however, that if the continuation of this Agreement is not approved for a Fund Portfolio, Sub-Adviser may continue to serve in such capacity for such Fund Portfolio in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.
This Agreement shall terminate as follows:
(a)This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act) and may be terminated with respect to any Fund Portfolio at any time without the payment of any penalty by Adviser or by Sub-Adviser on sixty days written notice to the other party. This Agreement may also be terminated by the Fund with respect to any Fund Portfolio by action of the Board of Directors or by a vote of a majority of the outstanding voting securities of such Fund Portfolio (as defined in the 1940 Act) on sixty days written notice to Sub-Adviser by the Fund.
(b)This Agreement may be terminated with respect to any Fund Portfolios at any time upon written notice without payment of any penalty by Adviser, the Board of Directors or a vote of majority of the outstanding voting securities of such Fund Portfolio in the event that Sub-Adviser or any officer or director of Sub-Adviser has taken any action which results in a material breach of the covenants of Sub-Adviser under this Agreement.
(c)This Agreement shall automatically terminate with respect to a Fund Portfolio in the event the Investment Management Agreement between Adviser and the Fund with respect to that Fund Portfolio is terminated, assigned or not renewed.
Termination of this Agreement shall not affect the right of Sub-Adviser to receive payments of any unpaid balance of the compensation described in Section 4 earned prior to such termination.
12.Notice. Any notice under this Agreement by a party shall be in writing, addressed and delivered, mailed postage prepaid, or sent by facsimile transmission with confirmation of receipt, to the other party at such address as such other party may designate for the receipt of such notice.
13.Use of Sub-Adviser’s Name. The parties agree that the name of the Sub-Adviser, the names of any affiliates of the Sub-Adviser, and any derivative or logo or trademark or service mark or trade name are the valuable property of the Sub-Adviser and its affiliates. Neither the Fund nor the Adviser shall use the Sub-Adviser’s name, marks, or logos in promotional or sales-related materials prepared by or on behalf of the Adviser or the Fund without prior review and written approval by the Sub-Adviser, which may not be unreasonably withheld. The Sub-Adviser hereby grants the Adviser and the Fund the right to use such name(s), derivatives, logos, trademarks or service marks or trade names so long as this Agreement is in effect. Upon termination of this Agreement, the Adviser and the Fund shall forthwith cease to use such name(s), derivatives, logos, trademarks or service marks or trade names.
14.Adviser Responsibility. Adviser will provide Sub-Adviser with copies of the Fund’s Articles of Incorporation, By-laws, prospectus, and Statement of Additional Information and any amendment thereto, and any objectives, policies or limitations not appearing therein as they may be relevant to Sub-Adviser’s performance under this Agreement; provided, however, that no changes or modifications to the foregoing shall be binding on Sub-Adviser until it is notified thereof and given a reasonable period to comply. The Adviser represents that it is authorized to appoint the Sub-Adviser and to execute and deliver this Agreement and that all shareholder and Board action on the part of the Fund and the Adviser required to be taken to make such appointment and enter into this Agreement has been taken.
15.Arbitration of Disputes. Any claim or controversy arising out of or relating to this Agreement which is not settled by agreement of the parties shall be settled by arbitration in Santa Monica, California before a panel of three arbitrators in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. The parties agree that such arbitration shall be the exclusive remedy hereunder, and each party expressly waives any right it may have to seek redress in any other forum. Any arbitrator acting hereunder shall be empowered to assess no remedy other than payment of fees and out-of-pocket damages. Each party shall bear its own expenses of arbitration, and the expenses of the arbitrators and of a transcript of any arbitration proceeding shall be divided equally between the parties. Any decision and award of the arbitrators shall be binding upon the parties, and judgment thereon may be entered in the Superior Court of the State of California or any other court having jurisdiction. If litigation is commenced to enforce any such award, the prevailing party will be entitled to recover reasonable attorneys’ fees and costs.
16.Miscellaneous. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and may be amended only by written consent of both parties. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their
Appendix A - 5

construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties and their respective successors.
17.Applicable Law. This Agreement shall be construed in accordance with applicable federal law and the laws of the state of California.
Adviser and Sub-Adviser have caused this Agreement to be executed as of the date and year first above written.

WILSHIRE ASSOCIATES INCORPORATED By: /s/ Jason Schwarz Title: Chief Operating Officer	Lord, Abbett & Co. LLC By: /s/ Patrick Browne Title: Partner
Appendix A - 6

EXHIBIT 1
FUND PORTFOLIO LISTING

1.Wilshire Mutual Funds Small Company Growth Portfolio

Appendix A - 7

EXHIBIT 2

FEE SCHEDULE

Adviser shall pay Sub-Adviser, promptly after receipt by Adviser of its advisory fee from the Fund with respect to each Fund Portfolio each calendar month during the term of this Agreement, a fee based on the average daily net assets of each Portfolio Segment, at the following annual rates:
Wilshire Mutual Fund – Small Company Growth Portfolio:
Sub-Adviser’s fee shall be accrued daily at 1/365th of the annual rate set forth above. For the purpose of accruing compensation, the net assets of each Portfolio Segment will be determined in the manner and on the dates set forth in the current prospectus of the Fund with respect to each Fund Portfolio and, on days on which the net assets are not so determined, the net asset value computation to be used will be as determined on the immediately preceding day on which the net assets were determined. Upon the termination of this Agreement, all compensation due through the date of termination will be calculated on a pro-rata basis through the date of termination and paid within thirty business days of the date of termination.
Appendix A - 8

APPENDIX B

Small Company Growth Portfolio

Listed below are the names and addresses of those shareholders who owned beneficially or of record 5% or more of the outstanding Investment Class Shares or Institutional Class Shares of the Portfolio as of February 28, 2025. Shareholders who have the power to vote a large percentage of shares of a particular Portfolio may be in a position to control the Portfolio and determine the outcome of a shareholder meeting. A shareholder who owns, directly or indirectly, 25% or more of the Portfolio’s voting securities may be deemed to be a “control person,” as defined by the 1940 Act.

Class	Shareholders	Percentage Owned
Small Company Growth Portfolio – Investment Class
	Charles Schwab & Co. Attn Mutual Funds Reinvest Account 101 Montgomery Street San Francisco, CA 94104-4151	26.13%
	Steven S. Andrews 1020 NE 90th Street Seattle, WA 98115-3025	18.84%
	Patrick B. Moran 8585 Via Mallorca Unit 34 La Jolla, CA 92037-2592	13.02%
	National Financial Services, LLC 499 Washington Boulevard, 4th Floor Jersey City, NJ 07310-1995	8.64%
Small Company Growth Portfolio – Institutional Class
	Capinco c/o US Bank, N.A. 1555 North Rivercenter Drive, Suite 302 Milwaukee, WI 53212-2958	39.39%
	National Financial Services, LLC 499 Washington Blvd., 4th Floor Jersey City, NJ 07310-1995	22.13%
	Pershing LLC 1 Pershing Plaza Jersey City, NJ 07399-0002	20.81%
	Charles Schwab & Co. Attn Mutual Funds SF215FMT-05 211 Main Street San Francisco, CA 94105-1905	13.29%

Appendix B - 1

Small Company Growth Portfolio
Investment Class Shares (DTSGX)
Institutional Class Shares (WSMGX)

a series of the Wilshire Mutual Funds, Inc.
c/o U.S. Bank Global Fund Services
P.O. Box 701
Milwaukee, WI 53201-0701
Telephone: 866-591-1568

https://advisor.wilshire.com/ProductsServices/MutualFunds/WilshireSmallCompanyGrowthPortfolio.aspx

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet relating to the Small Company Growth Portfolio (the “Portfolio”), a series of Wilshire Mutual Funds, Inc. (the “Company”), and the selection and approval of a subadvisory agreement between Wilshire Advisors LLC (“Wilshire” or the “Adviser”) and Lord, Abbett & Co. LLC (“Lord Abbett”) dated January 31, 2025. Lord Abbett has been approved as a new subadviser for your Portfolio. We encourage you to access and review all of the important information contained in the Information Statement. The Information Statement is for informational purposes only. You do not need to take any action in connection with the selection and approval of the subadviser.

Please note that, in reliance on an exemptive order issued by the Securities and Exchange Commission, changes in subadvisers for the Portfolio do not require a shareholder vote. Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy. The purpose of the Information Statement is to provide you with certain additional information about these changes that we are required to make available to you.

In lieu of physical delivery of the Information Statement, the Portfolio will make the Information Statement available to you on the Company’s website. This Notice of Internet Availability of the Information Statement is being mailed on or about April 10, 2025, to shareholders of record of the Portfolio as of February 28, 2025. The Information Statement will be available on the Company’s website until May 10, 2025 at:

 https://advisor.wilshire.com/ProductsServices/MutualFunds/WilshireSmallCompanyGrowthPortfolio.aspx;

A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Company at wilfunds@wilshire.com or toll-free at 1-866-591-1568.

Please note: Only one notice is being delivered to multiple shareholders who share an address unless your Portfolio has received contrary instructions from one or more of the shareholders. The Company will deliver, without charge, promptly upon request to the toll-free telephone number or email address listed above, a separate copy of this Notice to a shareholder at a shared address to which a single copy of this Notice was delivered. If you currently receive multiple copies of notices, Information Statements, proxy statements or shareholder reports and would like to request to receive a single copy of documents in the future, please call the toll-free telephone number listed above or write to the Wilshire Funds c/o U.S. Bank Global Fund Services at P.O. Box 701, Milwaukee, Wisconsin 53201-0701.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one.

A copy of the Information Statement may be obtained upon request and without charge.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.